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                           DELAWARE POOLED TRUST, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                  Delaware Pooled Trust, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: The Corporation has authority to issue a total of One Billion (1,000,000,000) shares of common stock with a par value of One Cent ($0.01) per share (the "Common Stock") of the Corporation, having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of the Common Stock, Six Hundred Million (600,000,000) shares have been allocated to the Corporation's existing series of Common Stock as follows: Fifty Million (50,000,000) shares have been allocated to each of The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Fixed Income Portfolio, The Limited-Term Maturity Portfolio, The Global Fixed Income Portfolio, The International Fixed Income Portfolio, The Defensive Equity Small/Mid-Cap Portfolio, The High-Yield Bond Portfolio, The Labor Select International Equity Portfolio, REIT Fund A Class of The Real Estate Investment Trust Portfolio and The Emerging Markets Portfolio.

                  SECOND: The Board of Directors of the Corporation, at a meeting held on September 18, 1997, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from One Billion (1,000,000,000) shares to Two Billion (2,000,000,000) shares, designating two additional series of the Corporation's Common Stock as The Global Equity Portfolio and The Real Estate Investment Trust Portfolio II, classifying and allocating Fifty Million (50,000,000) shares of authorized, unissued and unclassified Common Stock to each of The Global Equity Portfolio and The Real Estate Investment Trust Portfolio II, and classifying and allocating an additional Two Hundred Million (200,000,000) shares of authorized, unissued and unclassified Common Stock to The Real Estate Investment Trust Portfolio. The Two Hundred Million (200,000,000) additional shares of the Common Stock so allocated to The Real Estate Investment Trust Portfolio



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have been further allocated as follows: Fifty Million (50,000,000) shares have been allocated to each of REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class. One Billion One Hundred Million (1,100,000,000) shares of the Corporation's Common Stock remain authorized but unissued and unallocated shares.

                  THIRD: As a result of the aforesaid increase in the authorized Common Stock and classifications, the Corporation has authority to issue Two Billion (2,000,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share, having an aggregate par value of Twenty Million Dollars ($20,000,000). Of such Two Billion (2,000,000,000) shares of Common Stock, Nine Hundred Million (900,000,000) shares of the Common Stock have been allocated as follows: (i) Fifty Million (50,000,000) shares have been allocated to each of The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio, The Fixed Income Portfolio, The Limited-Term Maturity Portfolio, The Global Fixed Income Portfolio, The International Fixed Income Portfolio, The Defensive Equity Small/Mid-Cap Portfolio, The High-Yield Bond Portfolio, The Labor Select International Equity Portfolio, The Global Equity Portfolio, The Emerging Markets Portfolio and The Real Estate Investment Trust Portfolio II and (ii) Two Hundred Fifty Million (250,000,000) shares have been allocated to The Real Estate Investment Trust Portfolio. The Two Hundred Fifty Million (250,000,000) shares of the Corporation's Common Stock which have been allocated to The Real Estate Investment Trust Portfolio have been further classified and allocated as follows: Fifty Million (50,000,000) shares of The Real Estate Investment Trust Portfolio series of the Common Stock have been allocated to each of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class.

                  FOURTH: The shares of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series shall represent proportionate interests in the same portfolio of investments. The shares of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

          1. The dividends and distributions of investment income and capital gains with respect to shares of REIT


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          Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund
          Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of The Real Estate Investment Trust Portfolio series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of The Real Estate Investment Trust Portfolio series among its five classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment
          Company Act of 1940, as amended, that modifies or supersedes such orders.

          2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of REIT Fund A Class, REIT Fund B Class and REIT Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of


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          The Real Estate Investment Trust Portfolio series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of REIT Fund A Class, REIT Fund B Class and REIT Fund C Class.

          3. (a) Other than shares described in paragraph (3)(b) herein, each share of REIT Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of REIT Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of REIT Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of REIT Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of REIT Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of REIT Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of REIT Fund B Class shall mean (i) in the case of a share of REIT Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of REIT Fund B Class, or (ii) in the case of a share of REIT Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

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          (b) Each share of REIT Fund B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to REIT Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of REIT Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of REIT Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of REIT Fund B Class, as such prospectus may be amended from time to time.

          (c) The number of shares of REIT Fund A Class into which a share of REIT Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of REIT Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of REIT Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

          (d) On the Conversion Date, the shares of REIT Fund B Class converted into shares of REIT Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of REIT Fund A Class into which the shares of REIT Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion

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          Date or such other date set forth in the prospectus of REIT Fund B
          Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of REIT Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion
          Date) will cease. Certificates representing shares of REIT Fund A Class resulting from the conversion need not be issued until certificates representing shares of REIT Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

          (e) The automatic conversion of REIT Fund B Class into REIT Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines
          (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to REIT Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of REIT Fund B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of REIT Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

          (f) The automatic conversion of REIT Fund B Class into REIT Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of REIT Fund B Class on any Distribution Plan with respect to, as relevant, REIT Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of REIT Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

          4. The shares of REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment

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          Trust Portfolio class shall not automatically convert into shares of
          REIT Fund A Class of The Real Estate Investment Trust Portfolio series of the Common Stock as do the shares of REIT Fund B Class of The Real Estate Investment Trust Portfolio series of the Common Stock.

                  FIFTH: The shares of REIT Fund A Class, REIT Fund B Class, REIT Fund C Class, REIT Fund Institutional Class and The Real Estate Investment Trust Portfolio class of The Real Estate Investment Trust Portfolio series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SIXTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SEVENTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  EIGHTH: These Articles Supplementary shall become effective at 5:01 p.m. (Eastern time) on October 13, 1997.

                  IN WITNESS WHEREOF, Delaware Pooled Trust, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this 9th day of October, 1997.

                                            DELAWARE POOLED TRUST, INC.

                                            By:  /s/ Eric E. Miller
                                                 ------------------------------
                                                      Eric E. Miller
                                                      Vice President

ATTEST:

   /s/ Michael D. Mabry
   ------------------------------
       Michael D. Mabry
       Assistant Secretary

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                  THE UNDERSIGNED, Vice President of DELAWARE POOLED TRUST,
INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                                       /s/ Eric E. Miller
                                                       -------------------------
                                                           Eric E. Miller
                                                           Vice President

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